Exhibit 3.1

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number **20130709215-00**
Ross Miller Secretary of State State of Nevada	Filing Date and Time **10/30/2013 8:50 AM**
	Entity Number **E0433562012-7**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Gelia Group, Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 of the Articles of Incorporation has been replaced entirely by the text below and Article 1 shall be read as follows:

"1. Name of Corporation: Starstream Entertainment, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57%

4. Effective date and time of filing: (optional) Date: 11/11/2013 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130662106-87
	Filing Date and Time: 10/09/2013 11:50 AM
	Entity Number: E0433562012-7

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GELIA GROUP, CORP.

2. The articles have been amended as follows: (provide article numbers, if available)

The articles have been amended by striking out Article 3 and inserting in lieu thereof the text set forth on Annex I attached hereto.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

Annex I
to the Certificate of Amendment
to the Articles of Incorporation
of Gelia Group, Corp.

"3. (a) The total number of shares of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000) which shall consist of (i) one hundred million (100,000,000) shares of common stock, $.001 par value per share (the "Common Stock"), and (ii) ten million (10,000,000) shares of preferred stock, $.001 par value per share (the "Preferred Stock"). Each holder of the shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time duly set for determination of the holders thereof entitled to vote.

(b)      The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i)         the designation of such series;

(ii)        the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock, and whether such dividends shall be cumulative or non-cumulative;

(iii)       whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv)       the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v)        whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi)       the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise;

(vii)      the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation."

150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130662111-53
	Filing Date and Time: 10/09/2013 11:50 AM
	Entity Number: E0433562012-7

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

GELIA GROUP, CORP.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

A series of two shares of Preferred Stock which shall be issued in and constitute a single series to be known as Series A Preferred Stock, par value $0.001 per share (hereinafter called the "Series A Preferred Stock"). The shares of Series A Preferred Stock shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth in Annex A attached hereto.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 3-6-09

ANNEX A
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
GELIA GROUP, CORP.

October 9, 2013

GELIA GROUP, CORP. (the "Company"), a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the "NRS"), in accordance with Section 78.1955 of the NRS, DOES HEREBY CERTIFY that:

The Articles of Incorporation of the Company provide that the Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $.001 per share. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation and the NRS, the Board of Directors has adopted resolutions providing for the designation, rights, powers and preferences and the qualifications, limitations and restrictions of two (2) shares of Series A Preferred Stock, and that a copy of such resolutions is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Certificate of Incorporation, as amended, and in accordance with the Revised Statutes of the State of Nevada, the Board of Directors hereby establishes a series of the authorized preferred stock of the Company with par value of $.001 per share, which series shall be designated as "Series A Preferred Stock" and which will consist of two (2) shares and will have powers, preferences, rights, qualifications, limitations and restrictions thereof, as follows:

1.  Dividends. The holders of the Series A Preferred Stock (the "Holder") shall not be entitled to dividends, except that in the event that a dividend is declared on the Company's common stock, par value $.001 per share ("Common Stock"), the holders of the Series A Preferred Stock shall receive the dividends that would be payable if all then outstanding shares were converted into Common Stock immediately prior to the declaration of the dividend.

2.  Voting Rights. With respect to all matters upon which the Company's stockholders shall vote, the holders of Series A shall vote together as a single class with the holders of Common Stock, and the holders of any other class or series of shares entitled to vote with the Common Stock, and shall be entitled together to sixty six and seven-tenths percent (66.7%) of the total votes on all such matters. The holders of Series A may only vote unanimously.

3.      Conversion.  Each share of Series A Preferred Stock shall be convertible into One (1) share of Common Stock of the Company at the option of the holder. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued.

4.      No Liquidation Preference. The Series A shall not have any right to participate in distributions or payments in the event of any liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

5.      Status of Converted Stock. Upon the conversion or extinguishment of the Series A Preferred, the shares converted or extinguished will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Articles of Incorporation.

6.      Limitations Upon Disposition. The Series A shares issuable pursuant to this Certificate of Designations may not be transferred, sold, offered for sale, pledged or otherwise hypothecated without the unanimous vote of the Board.

7.      Additional Rights. So long as any Series A shares remain outstanding, the Company shall not, without first obtaining the approval by vote or written consent of all holders of Series A, (i) alter or change the powers, preferences, privileges, or rights of the Series A shares, (ii) amend the provisions of this paragraph, (iii) create any new series or class of shares having preferences prior to, or in parity with or superior to the Series A shares as to voting rights or (iv) authorize any additional shares of Series A.

8.      Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Preferred Stock, and in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such certificate, the Company at its expense will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Series A Preferred Stock which shall have been represented by such lost, stolen, destroyed, or mutilated certificate.

9.      Notices. Whenever notice is required to be given pursuant to this Certificate of Designations, unless otherwise provided herein, such notice shall be given at the address then set forth in the Company's records.

RESOLVED, FURTHER, that the officers of this Company be, and each of them hereby is, authorized and empowered on behalf of the Company to execute, verify and file this Certificate in accordance with Nevada Revised Statutes.

2

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
[signature]	20120572905-23
Ross Miller	Filing Date and Time
Secretary of State	08/20/2012 5:33 PM
State of Nevada	Entity Number
	E0433562012-7

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: GELIA GROUP, CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.0010 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) YULIA MARACH-SEE ATTACHED
Name
2360 CORPORATE CIRCLE - S — HENDERSON — NV — 89074-7722
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

INCORP SERVI-SEE ATTACHED — X INCORP SERVICES, INC.
Name — **Incorporator Signature**
2360 CORPORATE CIRCLE - S — HENDERSON — NV — 89074-7722
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INCORP SERVICES, INC. — 8/20/2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	GELIA GROUP, CORP.

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	INCORP SERVICES, INC.
STREET ADDRESS:	Not Applicable
MAILING ADDRESS:	Not Applicable

ADDITIONAL	Directors/Trustees
Name: YULIA MARACH	
Address: 2360 CORPORATE CIRCLE - SUITE 400	
City: HENDERSON	
State: NV	
Zip Code: 89074-7722	

ADDITIONAL	Incorporators
Name: INCORP SERVICES, INC.	
Address: 2360 CORPORATE CIRCLE - SUITE 400	
City: HENDERSON	
State: NV	
Zip Code: 89074-7722